UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2010

AETHLON MEDICAL, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-21846 (Commission File Number)	13-3632859 (IRS Employer Identification Number)

8910 University Center Lane, Suite 660 San Diego, California (Address of principal executive offices)	92122 (Zip Code)

Registrant’s telephone number, including area code: (858) 459-7800

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

On November 22, 2010, Aethlon Medical, Inc. (the "Company") entered into a Settlement Agreement (the "Agreement") with Gemini Master Fund Ltd. ("Gemini").  The Agreement was entered into in order resolve the dispute between the Company and Gemini with respect to the Company's and Gemini's respective performance obligations under the financing documents entered into between Gemini and the Company in February of 2010. The dispute was disclosed in the Company's Quarterly Report on Form 10-Q filed on November 15, 2010.

On February 12, 2010, the Company entered into a convertible note and warrant financing transaction with Gemini whereby the Company received $280,015 in cash and received a secured promissory note in the amount of $300,000 from Gemini (the "Gemini Note") in exchange for the issuance by the Company of a $660,000 principal amount 10% convertible promissory note (the "Company Note") to Gemini. The Company Note included an original issue discount of ten percent, or $60,000, and an origination fee of three percent, or $9,000. The Company Note matures in February 2011. The Gemini Note matures on April 1, 2011, with prepayments of principal and interest by Gemini to the Company due and payable beginning on September 1, 2010.

The conversion price per share under the Company Note as originally issued is equal to eighty percent (80%) of the average of the three lowest closing bid prices of our Common Stock as reported by Bloomberg L.P. on the Principal Market for the ten (10) trading days preceding the conversion date, subject to a maximum price per share of $0.30 and a minimum price per share of $0.20 (the "Floor Price"). The Company Note as originally issued is convertible into a maximum of 3,300,000 shares of the Company's Common Stock at the minimum price per share of $0.20. Gemini also received a three-year warrant to purchase 660,000 shares of the Company's Common Stock at $0.50 per share (the "Original Warrant"), although that exercise price was subject to change based on certain conditions.

As described in the Quarterly Report on Form 10-Q filed on November 15, 2010, the Company and Gemini were in disagreement regarding (i) the continuation of the Floor Price at $0.20 and whether Gemini presently had the right to require conversions of principal and interest under the Company Note at prices below $0.20, and (ii) Gemini's obligation to pay the principal and interest installments due to the Company under the Gemini Note which were due and payable on each of September 1, 2010, October 1, 2010 and November 1, 2010.  In part, Gemini had asserted that the terms of the Company Note and the Original Warrant were subject to adjustment as a result of the Company's transaction with Tonaquint, Inc. on July 15, 2010.

In settlement of the dispute the Company and Gemini entered into the Agreement which provides for the adjustments to the Company Note and issuance of the Exchange Warrant such that the Company Note and Warrant held by Gemini will now mirror certain of the economic features of the convertible note and warrant issued to Tonaquint, Inc. in the July 15, 2010 transaction.  The Agreement provides for the modification of the Company Note as follows: Section 2.1(b) of the Note is modified such that the conversion price formula under the Company Note is changed to equal eighty percent (80%) of the average of the three lowest closing bid prices of the Common Stock as reported by Bloomberg L.P. on the Principal Market for the twenty (20) trading days preceding the conversion date in lieu of the ten (10) trading days preceding the conversion date  and there shall no longer be any Floor Price.  In addition, the Company Note was amended to include the following terms: the number of shares of Common Stock that may be issued to the holder of the Company Note pursuant to a conversion of the Company Note, combined with an exercise of the Exchange Warrant (as defined below), shall not exceed a cap determined by (a) dividing the sum of (i) the face amount of the Company Note, plus (ii) an amount equal to all interest that would accrue under the Company Note during its term (assuming no payments of principal or interest are made prior to the maturity date of the Company Note), by a price per share of Common Stock equal to $0.20 (subject to equitable adjustment) and (b) then adding the sum calculated pursuant to the foregoing clause (a) to the maximum number of Warrant Shares (as defined in the Exchange Warrant) that may be acquired by the holder thereof upon exercise of the Exchange Warrant (regardless of whether such exercise is a cashless exercise). In addition, the "Maximum Ownership Percentage" under the Company Note was increased to 9.99%.

In addition to the modifications of the Company Note, the Company has agreed to exchange the Original Warrant for a new common stock purchase warrant (the "Exchange Warrant") for the purchase of 2,727,272 shares of Common Stock at an initial exercise price of $0.231 per share.  The Exchange Warrant provides for anti-dilution adjustment to the exercise price in the event of the issuance of securities by the Company below the exercise price, subject to certain exceptions as set forth in the Exchange Warrant.

In addition, the Agreement provides that Gemini will deliver to the Company $253,794.09 by wire transfer in full payment of the Gemini Note, which represents the outstanding principal balance thereof plus all accrued but unpaid interest thereon less the origination fee due to the Gemini under the original transaction documents less reimbursement of  Gemini's legal expenses. In light of the settlement, the Company shall deliver to Gemini 286,483 freely tradable shares of Common Stock in full satisfaction of the remaining number of shares of Common Stock due under certain conversion notices previously delivered by Gemini to the Company.  The Agreement provides for the mutual release of all claims related to the dispute and the revocation of all prior notices of default sent by the Company and Gemini to each other.

In connection with the modification to the Company Note and the issuance of the Exchange Warrant, the Company has reserved for issuance, 6,357,272 shares of Common Stock for issuance upon the conversion of the Company Note and the exercise in full of the Exchange Warrant.

Each of the Settlement Agreement and the Exchange Warrant are filed as Exhibits to this Current Report on Form 8-K. The foregoing descriptions of the Settlement Agreement and Exchange Warrant do not purport to be complete and are qualified in their entirety by reference to the Exchange Warrant and Settlement Agreement filed as exhibits to this Report.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES

On November 22, 2010, the Company issued the Exchange Warrant and modified the terms of the Company Note, as set forth under Item 1.01 of this Report. The information set forth under Item 1.01 is hereby incorporated by reference into this Item 3.02. The modification of the Company Note and the issuance of the Exchange Warrant were made in reliance on the exemption from registration provided under Regulation D of the Securities Act of 1933, as amended.  Gemini is an "accredited investor" within the meaning of Item 501 of Regulation D.  The Company did not receive any cash consideration for the modification of the Company Note or the issuance of the Exchange Warrant.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) EXHIBITS

EXHIBIT NO.	DESCRIPTION
4.1	Warrant to Purchase Common Stock dated November 22, 2010
10.1	Settlement Agreement with Gemini Master Fund, Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AETHLON MEDICAL, INC.

By: /s/ James A. Joyce
James A. Joyce
Dated: November 26, 2010	Chief Executive Officer

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION
4.1	Warrant to Purchase Common Stock dated November 22, 2010
10.1	Settlement Agreement with Gemini Master Fund, Ltd.